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                                                                    EXHIBIT 10.7

THIS AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF AMONG THE COMPANY, THE INVESTORS (AS HEREIN DEFINED) AND THE HUNTINGTON NATIONAL BANK (THE "LENDER"), THAT, AMONG OTHER THINGS, SUBORDINATES THE COMPANY'S OBLIGATIONS TO SAID INVESTORS TO THE COMPANY'S OBLIGATIONS TO THE LENDER.

                                 PUT AGREEMENT

     AGREEMENT made and entered into by and among MORAMERICA CAPITAL, CORPORATION, FIRST NEW ENGLAND CAPITAL LIMITED PARTNERSHIP and NORTH DAKOTA SMALL BUSINESS INVESTMENT COMPANY, A NORTH DAKOTA LIMITED PARTNERSHIP (collectively, the "INVESTORS") and CENTRUM INDUSTRIES, INC. (the "COMPANY").


                                R E C I T A L S

     A. Simultaneously with the execution of this Agreement, the Company is entering into a Note and Warrant Purchase Agreement with the Investors (the "PURCHASE AGREEMENT") providing for the issuance by the Company to each Investor of (i) an 11% Convertible Subordinated Note due March 31, 2001, such notes aggregating $2,500,000.00 in principal amount and (ii) one or more Warrants to purchase Common Stock of the Company.

     B. The Company and the Investors desire to set forth certain understandings respecting said Warrants and the Securities (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual and dependent covenants hereinafter set forth, the Company and the Investors agree as follows:

1. Definitions.

         a. As used herein, the following terms shall have the following meanings:

                 "Change In Control Event" shall mean the occurrence of any of the following after the date hereof: (i) any Person or related Persons constituting a Group become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly, of more than 30% of the total voting power of all classes then outstanding of the Company's voting stock, or (ii) the acquisition by any Person or related Persons constituting a Group (a) of the power to elect, appoint or cause the election of at least a majority of the members of the board of directors of the Company through beneficial ownership of the capital stock of the Company or otherwise, or (b) of all or substantially all of the properties and assets of the Company, or (iii) the merger or consolidation of the Company with or into any other person, firm or entity if the Company is not the surviving entity in such merger or consolidation.

                 "Common Stock" shall mean any and all capital stock of the
            Company, however designated, that is not limited as to amount of dividends or that is not limited as to the amount of distributions upon liquidation or dissolution of the Company.

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                 "Earnings Value" shall mean an amount, the calculation of
            which shall be based upon the Company's audited financial statements for the most recent full fiscal year preceding the Exercise Date, which is equal to a multiple of five and one-half (5.5) times the Company's earnings before interest, taxes, depreciation and amortization as set forth in such audited financial statements or as otherwise determined by the Company's independent certified public accountants, which determination shall be binding and conclusive upon the parties hereto in the absence of demonstrable error.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934 as in effect on the date hereof.

                 "Exercise Date" shall mean, with respect to a Warrant or
            Security. the date of exercise by the Requisite Holders, in the manner herein provided, of the right to require the Company to purchase such Warrant or Security.

                 "Fair Market Value" of the Company shall mean fair market
            value determined in accordance with Section 4 hereof.

                 "Group" shall mean such term as used in Rule 13d-5 under the
            Exchange Act.

                 "Holder" shall mean any person who holds a legal or beneficial interest in a Warrant or Security.

                 "Lender" shall mean The Huntington National Bank.

                 "Note" shall have the meaning ascribed to such term in the
            Purchase Agreement.

                 "Person" shall mean such term is used in Sections 13(d) and
            14(d) of the Exchange Act.

                 "Purchase Price" shall mean either the purchase price for the
            Warrants determined pursuant to Section 3.a of this Agreement or the purchase price for the Securities determined pursuant to 3.b of this Agreement. In no event shall the Purchase Price as so determined be reduced or discounted on account of the fact that a Warrant or Security may represent a minority interest in the Company, or may not be freely transferable under federal or state securities laws, or for any other reason.

                 "Put Option" shall mean each right of the Requisite Holders to require the Company to purchase outstanding Warrants and Securities in accordance with Section 2 hereof.

                 "Qualified Public Offering" shall mean a public offering of
            Common Stock of the same class of stock issuable pursuant to the Warrants and the Notes on a firmly underwritten basis pursuant to a registration statement on Forms S-1, S-2


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            or SB-2 (or similar form of general application prescribed by the
            Securities and Exchange Commission) filed under the Securities Act of 1933, as amended.

                 "Requisite Holders" shall mean the Holders of 100% of the
            Total Shares.

                 "Security" shall mean (i) Common Stock issued upon exercise of a Warrant and (ii) Common Stock issued upon conversion of all or any portion of a Note.

                 "Subordination Agreement" shall have the meaning ascribed to such term in the Purchase Agreement.

                 "Total Shares" shall mean, as of any date of determination, the sum of (1) the number of shares of Warrant Issuable Stock, plus
            (2) the number of shares of Common Stock theretofore issued pursuant to the exercise of Warrants, plus (3) the number of shares of Common Stock theretofore issued pursuant to the conversion of Notes in whole or in part.

                 "Warrant" shall mean a Warrant issued to an Investor or other
            Holder by the Company pursuant to the Purchase Agreement, representing the right to acquire shares of the Company's Common Stock, together with any and all warrants, options or rights (including but not limited to rights under convertible securities other than the Notes) that may be issued to an Investor or other Holder in replacement or substitution therefor.

                 "Warrant Issuable Stock" shall mean, for any Warrant, Common
            Stock which would be acquired upon the exercise thereof, taking into account any adjustments in such number of shares as provided for in such Warrants.

                 "Warrant Percentage" shall mean, as of any date of
            determination, and for any Warrant, the percent equivalent of a fraction, (i) the numerator of which is the total number of shares of Warrant Issuable Stock, and (ii) the denominator of which is the sum of (a) the total number of shares of Common Stock of the Company then outstanding (including, without limitation all Securities), plus (b) the total number of shares of Warrant Issuable Stock of all Warrants.

                 "Year" shall mean each period of twelve (12) consecutive
            calendar months beginning with the effective date of this Agreement.

     b. Terms defined in this Agreement in the singular shall have a comparable meaning when used in the plural, and vice versa. The neuter gender shall also denote the masculine and feminine where the context so permits. The words "hereof", "herein" and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.



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2. Put By Investors.

     a. The Requisite Holders shall have the right to require the Company to purchase all or a portion of the outstanding Warrants and Securities held by all Holders (a "Put Option"):

        (i) At any time after the date hereof, upon the occurrence of a Change In Control Event, provided that the Requisite Holders exercise such right within one year of the last date upon which each Investor obtains actual knowledge of the occurrence or such change in Control Event, subject, however to subsection (b) of this Section 2; or

       (ii) At any time after the last day of the fifth (5th) Year.

     b. The failure of the Requisite Holders to exercise a Put Option upon any occasion shall not be deemed a bar to or a waiver of the right of the Requisite Holders to exercise a Put Option on any other occasion. A Put Option shall be exercisable only by notice given in the manner provided in Section 6 below.
The Purchase Price payable to each Holder upon the exercise of the Put Option shall be determined pursuant to Section 3 hereof, provided that such Holder may, in its sole discretion, net the Aggregate Price (as defined in the Warrant) of the outstanding Warrants and the value of the Securities (after giving effect in either case to all adjustments required by Article III of the Warrant) against the Purchase Price therefor. The Purchase Price shall be payable as provided in Section 5 hereof, subject to the provisions of Section 5(h) hereof.

3. Purchase Price.  Upon the exercise of a Put Option:

     a. the Purchase Price payable by the Company to each Holder with respect to a Warrant shall be determined as follows:

        (i) If, on the Exercise Date, the Fair Market Value of the Company shall be less than the Earnings Value of the Company, then the Purchase Price shall be, for each such Warrant, the Earnings Value multiplied by the Warrant Percentage on such Exercise Date;

       (ii) If, on the Exercise Date, the Fair Market Value of the Company exceeds the Earnings Value of the Company, then the Purchase Price shall be, for each Warrant, the Fair Market Value of the Company multiplied by the Warrant Percentage on such Exercise Date.

     b. the Purchase Price payable by the Company to each Holder with respect to Securities shall be determined as follows:

        (i) If, on the Exercise Date, the Fair Market Value of the Company shall be less than the Earnings Value of the Company, then the Purchase Price shall be the Earnings Value multiplied by a fraction, the numerator of which shall be the number of shares of Securities to be sold and the denominator of which shall be the sum of (a) the number of shares of Common Stock of the Company outstanding on the Exercise Date (including, without limitation, all Securities), plus (b) the number of shares of Warrant Issuable Stock of all Warrants.



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     (ii) If, on the Exercise Date, the Fair Market Value of the Company
exceeds the Earnings Value of the Company, then the Purchase Price shall be the Fair Market Value of the Company multiplied by a fraction, the numerator of which shall be the number of shares of Securities to be sold and the denominator of which shall be the sum of (a) the number of shares of Common Stock of the Company outstanding on the Exercise Date (including, without limitation, all Securities), plus (b) the number of shares of Warrant Issuable Stock of all Warrants.

4. Fair Market Value. If, within thirty (30) days after the Exercise Date, the Company and the Requisite Holders agree upon the Fair Market Value of the Company, then the Fair Market Value shall be as so agreed. If, within such thirty (30) day period, the Requisite Holders and the Company agree upon an appraiser to determine such Fair Market Value, then such appraiser shall make such determination and such appraisal shall govern. If the Company and the Requisite Holders do not, within thirty (30) days after the Exercise Date, agree as to such Fair Market Value or as to a single appraiser to determine Fair Market Value, then the Requisite Holders shall, by notice to the Company, appoint one appraiser, and the Company shall, by notice to all of the Holders, appoint one appraiser, both of whom shall be disinterested, experienced in the appraisal of companies engaged in businesses similar to those of the Company at the time of such appointment, and shall belong to a recognized professional association. If either the Requisite Holders or the Company shall fail to appoint such an appraiser within thirty (30) days after the lapse of such thirty (30) day period, then the appraiser appointed by the party (the Requisite Holders being deemed a "party" for the purpose of this Section 4) that does appoint an appraiser shall make the appraisal of such Fair Market Value and such appraisal shall govern. If two appraisers are appointed and they agree upon such Fair Market Value, their joint determination shall govern. If said two appraisers cannot reach agreement within 30 days after the appointment of the last appraiser to be appointed, the two appraisers selected shall promptly appoint a third appraiser who is disinterested, experienced in the appraisal of companies engaged in businesses similar to those of the Company at the time of such appointment, and a member of a recognized professional association, and the agreed decision of the three appraisers shall govern or, if the three appraisers cannot agree as to such Fair Market Value, then the average of the two appraisals closest in amount shall be considered such Fair Market Value. In determining Fair Market Value, the exercise price for any Warrants to be sold to the Company shall be deemed to have been paid to the Company. In addition, with respect to any assets owned by the Company that represent interests in other companies, Fair Market Value shall be determined hereunder without reduction or discount of the value of any such assets on account of the fact that such assets may represent a minority interest in such other companies or may not be freely transferable under federal or state securities laws, or for any other reason. All appraisal reports shall be rendered in writing and shall be signed by the appraiser(s). The appraised Fair Market Value of the Company, determined as herein provided, shall be final and conclusive on the Company and the Holders and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The costs of appraisal shall be borne 50% by the Company and 50% by the Holders.

5. Closing.

     a. The Closing of the purchase and sale of the Warrants and Securities pursuant to this Agreement (the "Closing") shall take place on, and payment for such Warrants or Securities shall be made in accordance herewith on the later of (A) the one hundred twentieth (120th) day


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after the Exercise Date and (B) the thirtieth (30th) day following the determination of Fair Market Value pursuant to Section 4 of the Agreement. Notwithstanding anything herein to the contrary, the Purchase Price for all outstanding Warrants and Securities shall in any case be immediately due and payable in full, without the need for notice from, demand by or any other action of, the Holders thereof if there shall occur an Event of Default described in either Subsection (d) or (e) of Section 7.1 of the Purchase Agreement (whether or not any Note is then outstanding). The Closing shall take place at 10:00 A.M. on the closing date at the Company's principle offices, or at such other locations as the parties may mutually agree.

     b. The Purchase Price shall be paid by the Company at the Closing in cash, by wire transfer of funds or by bank cashier's or certified check, against delivery by the Holders of the Warrant and Securities, duly endorsed for transfer to the Company, which Warrants and Securities shall be delivered to the Company free and clear of all liens and encumbrances of any kind, nature and description.

     c. If at the Closing the Company fails for any reason to pay the Purchase Price for any Warrant or Security, then any portion of such cash amount due that is not paid shall bear interest from the date of closing at a rate of interest equal to lesser of (i) 18% per annum and (ii) the highest rate of interest allowed by applicable law. The provisions of this Section 5.c shall not be construed to limit any other right or remedy that any Holder may have on account of failure by the Company to purchase any Warrant or Security as herein provided.

     d. If at the Closing the Company fails for any reason to pay the entire Purchase Price as provided herein for any Warrant and Security, and if any fiscal year-end of the Company occurs while such failure continues, then, at the option of the Requisite Holders, the Earnings Value of the Company shall be recomputed so that all components used in the calculation thereof shall be based upon the amounts for and at the end of such recently ended fiscal year, and the Purchase Price shall be recomputed accordingly; provided, however, that the Requisite Holders shall, following any such recomputation, have the right, in their sole discretion, to require that the Purchase Price remain an amount calculated without giving effect to any such recomputation pursuant to this
Section 5.d. Nothing contained in this Section 5.d shall be deemed to impair any Holder's right to interest under Section 5.c hereof.

     e. If a Put Option is exercised pursuant to this Agreement, the failure of the Company to have sufficient funds legally available for the purchase of any Warrants or Securities shall not excuse the Company's failure to purchase such Warrants or Securities in accordance with the terms of this Agreement, and the Company shall be and remain liable for the full amount of all sums payable in accordance with the terms hereof until paid in full, and all adjustments contemplated hereby or by the Warrants on account of such failure (including, without limitation, the adjustments contemplated by Section 5.d above) shall be made as contemplated hereby and thereby. However, the provisions of this
Section 5 shall not be construed so as to require the Company to make any purchase of or payment for any Warrants or Securities other than out of funds legally available therefor under Delaware law; accordingly, if the Company does not, at the time of a closing, have sufficient funds legally available for the purchase of any Warrant or Security that it is obligated to purchase, then the Company shall use those funds that are legally available to purchase the maximum shares of Securities or portion of the Warrant or Warrants representing the right to purchase such maximum number of shares, pro rata among the Holders, based upon the allocation formula given in Section 5.f, below. At



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any time thereafter when additional funds of the Company become legally available, the Company will immediately use such funds to purchase all shares of Securities, or the Warrant or Warrants representing the right to purchase such shares that it is then obligated to purchase and pay for hereunder. Such purchase shall be pro rata among the Holders in accordance with the formula given in Section 5.f below to the extent that legally available funds are then not available to purchase all such shares or Warrants. No Holder shall, however, be required to sell any Warrants or Securities to the Company unless and until the Company purchases, with legally available funds, such Warrant or Security in accordance herewith.

     f. In the event of any required pro rata purchase of Warrants or Securities among the Holders thereof in accordance with the provisions of
Section 5.e above, the amount of Warrants (or portions thereof) or Securities to be purchased from each Holder shall be the product of (i) the total number of shares of Securities and Warrant Issuable Stock to be purchased in accordance with Section 5.e, multiplied by (ii) a fraction, (A) the numerator of which is sum of (I) the number of such Holder's shares of Securities plus
(II) the number of shares of Warrant Issuable Stock, and (B) the denominator of which is the sum of (I) the total number of shares of Securities of all Holders plus (II) the total number of shares of Warrant Issuable Stock of all Holders.

     g. If the Company is obligated to purchase any Warrants or Securities, and if the Company does not have sufficient funds legally available therefor, then the Company shall take any and all action necessary to increase its legally available funds to an amount sufficient therefor, including, without limitation, a recapitalization or a revaluation of its assets.

     h. The Company shall make each payment required under this Agreement when and as required but only to the extent that such payment is a "Permitted Payment" (as such term is defined in the Subordination Agreement). Any payment required hereunder but not made because it is not a "Permitted Payment" shall be made immediately upon it becoming a "Permitted Payment".

6. Notice; Action by Requisite Holders. All Notices hereunder shall be in writing and shall be deemed given when personally delivered or delivered by a nationally recognized overnight courier, in each case addressed to the intended recipients thereof at their addresses determined pursuant to the Purchase Agreement. All action by the Requisite Holders, including without limitation the election to exercise a Put Option in accordance with Section 2 hereof, or any agreement as to Fair Market Value or the appointment of an appraiser in accordance with Section 4 hereof, shall be evidenced by a writing executed by the Requisite Holders (or by any number of counterpart writings executed by not less than 100% of the Holders of the Total Shares, which taken together shall be deemed to be a single writing executed by the Requisite Holders, notwithstanding that all of the Requisite Holders are not signatories to the same counterpart).

7. Termination. This Put Agreement shall terminate upon the earlier of the date that is:

     a. the one hundred eighty-first (181st) day after the completion of a Qualified Public Offering (the "Offering Period Termination Date") provided, however, that each of the following conditions shall have been satisfied:


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          (i) as of the date immediately preceding the Offering Period
Termination Date, the aggregate proceeds (after deduction of offering expenses including but not limited to underwriting and sales commissions) received by the Company as a result of such Qualified Public Offering equals or exceeds ten million ($10,000,000) dollars;

         (ii) the shares offered to the public pursuant to such Qualified Public Offering (the "Offered Shares") during the period commencing on the date that the Offered Shared are first offered to the public (the "Offering Date") and ending on the date of the completion thereof (the "Completion Date") are sold to the public a price per share of no less than $5.50;

        (iii) at all times during the period commencing on the Completion Date and ending on the date immediately preceding the Offering Period
Termination Date (the "Offering Period"), the Offered Shares were listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ -- National Market Issues system or the NASDAQ -- Small-Cap Issues system; and

        (iv) the average bid price for the Offered Shares during the Offering Period, as reported on the exchange or system upon which they are listed shall be equal to or greater than $5.50 per share:

     b. the date immediately following the last day of the eighth (8th) Year;
or

     c. the date upon which Notes, Warrants or Securities are outstanding.

Certain of the other Finance Documents (as such term is defined in the Purchase Agreement) expressly refer to this Agreement when defining terms contained therein. All capitalized terms defined herein which are defined in such Finance Documents by reference to this Agreement shall survive the termination of this Agreement for the purpose of providing the intended definitions in such other Finance Documents.

8. Multiple Holders. Subject to applicable securities laws, each Holder has the right to transfer any Security and all or any portion of any Warrant to third party Holders. The rights of such third-party Holder as the Holder of the Warrants or Securities shall apply equally to such subsequent Holders.

9. Miscellaneous.

     a. This Agreement may be executed in any number of counterparts which, when executed and delivered by all parties hereto, shall be binding on all parties hereto and shall constitute one Agreement, notwithstanding that all parties are not signatory to the same counterpart.

     b. This Agreement shall he binding upon and shall inure to the benefit of the Company, each Investor, and their respective successors and assigns.

     c. The Company shall pay to each Holder, on demand, all costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred by



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


such Holder in collecting any sums due from, or enforcing any other obligation of, the Company hereunder.

     d. This Agreement shall be construed and enforced in accordance with, and shall be governed by, the internal laws of the State of Connecticut without regard to its conflicts of law rules.

     IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement to be executed by their respective representatives hereunto duly authorized, under seal as of the 29th day of February, 1996, but the effective date of this Agreement shall be March 8, 1996.


                             CENTRUM INDUSTRIES, INC.



                             By:  /s/ George Wells
                                  --------------------------------
                                  George Wells
                                  Its President
                                  (Duly Authorized)



                             FIRST NEW ENGLAND CAPITAL LIMITED
                             PARTNERSHIP

                             By:  FINEC Corp., its General Partner


                             By:  /s/ Richard Klaffky
                                  --------------------------------
                                  Richard Klaffky, its President
                                  (Duly Authorized)


                             MORAMERICA CAPITAL CORPORATION

                             By: InvestAmerica Investment Advisors, Inc., its
                                 Investment Adviser



                             By:  /s/ David Schroder
                                  --------------------------------
                                  David Schroder, its President
                                  (Duly Authorized)

                                NORTH DAKOTA SMALL BUSINESS
                                INVESTMENT COMPANY, A NORTH
                                DAKOTA LIMITED PARTNERSHIP

                                By:  InvestAmerica ND Management, Inc., its
                                     Investment Adviser


                                By:  /s/ David Schroder
                                     --------------------------------------
                                     David Schroder, its President
                                    (Duly Authorized)








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